UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020 (March 3, 2020)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. K Pillay as an Independent Non-Executive Director

On March 3, 2020, the board of directors (the "Board") of Net 1 UEPS Technologies, Inc. (the "Company") increased the size of the Board from seven to eight members and appointed Kuben Pillay to the Board, effective June 1, 2020, for a term that will expire at the Company's next annual meeting of shareholders. Mr. Pillay was also appointed to the nominating and corporate governance, audit and remuneration committees, effective June 1, 2020.

The Board determined that Mr. Pillay is independent under the rules of The Nasdaq Stock Market as well as the applicable rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC").

Mr. Pillay serves on South African public and private corporate boards to which he brings diverse localized management and board experience in legal, digital, transaction processing and technology operations. These include being a non-employee director of Transaction Capital Limited (JSE: TCP), Sabvest Limited (JSE: SBV), and the OUTsurance group of companies.

Kuben has most recently served as the non-executive chairman of Cell C Limited from August 2017 to October 2019. He was the non-executive chairman of Primedia Limited from February 2014 to December 2016, and also served as its group CEO from August 2009 to January 2014. An attorney by profession, Kuben was a managing financial partner at attorneys Cheadle Thompson and Haysom before joining Mineworkers Investment Company Proprietary Limited in 1996 as a founding executive director, and later as the non-executive chairman of Mineworkers Investment Company. Mr. Pillay lives and works in South Africa.

Mr. Pillay has a BA LLB from the University of the Witwatersrand, Johannesburg, and a Masters in Comparative Jurisprudence from Howard University, Washington DC.

Mr. Pillay will receive compensation for his Board and committee service in accordance with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's definitive proxy statement on Schedule 14A filed with the SEC on October 25, 2019.

In connection with Mr. Pillay's appointment to the Board, the Company entered into (i) an independent director agreement (the "Independent Director Agreement"), providing for, among other things, the terms of Mr. Pillay's service, compensation and liability, and (ii) an indemnification agreement (the "Indemnification Agreement"), providing Mr. Pillay with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibit10.5 to the Company's Annual Report on Form 10-K, dated as of August 24, 2017, and Exhibit 10.32. to the Company's Annual Report on Form 10-K, dated as of August 25, 2016.

Mr. Pillay has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 4, 2020, the Company issued a press release announcing the appointment of Mr. Pillay as described in Item 5.02 above. A copy of the Company's press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 4, 2020, issued by the Company

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: March 4, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer